SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934

                               February 6, 1997
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                            NEWCARE HEALTH CORPORATION
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter

         Nevada                    0-24110                 86-0594391
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State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number

              3600 Oak Manor Lane, Building 4, Largo, Florida 34644
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code

                                (813)586-4262
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     (a) On February 6, 1997, Newcare Health Corporation (the "Registrant"), engaged Laney, Boteler & Killinger as its independent accountants for the fiscal year ended December 31, 1996. Also on February 6, 1997, Lovelace, Roby & Company, P.A. was dismissed as the Registrant's independent accountants.

     (b) Lovelace, Roby & Company, P.A.'s report on the Registrant's financial statements for the fiscal years ended December 31, 1995 and December 31, 1994 contained no adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles.

     (c) The Registrant's Board of Directors made the decision to engage Laney, Boteler & Killinger. The Registrant has no audit or similar committee.

     (d) In connection with the prior audit for the fiscal year ended December 31, 1995, and during the interim period from December 31, 1995 to February 6, 1997, there have been no disagreements with Lovelace, Roby & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (e) The Registrant did not consult with Laney, Boteler & Killinger with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

     (f) The Registrant has requested that Lovelace, Roby & Company, P.A. review the disclosure and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. Such letter is filed as an exhibit to this Report.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit 16.     Letter from Lovelace, Roby & Company, P.A.*
_______________

*To be filed by amendment.
                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   NEWCARE HEALTH CORPORATION

Dated: February 10, 1997           By /s/ Ashok Dalal
                                      Ashok Dalal, Executive Vice President